Exhibit 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of NRG Yield, Inc. of our report dated March 29, 2016 relating to the financial statements of GCE Holding LLC, which is incorporated by reference in NRG Yield, Inc.’s Annual Report on Form 10-K/A for the year ended December 31, 2015.  We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Boston, MA

June 16, 2016